Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF BURLINGTON STORES, INC.

A Delaware corporation

(Adopted as of March 12, 2025)

Article I.

OFFICES
Section 1.
Registered Office. The address of the registered office of Burlington Stores, Inc. (the “Corporation”) in the State of Delaware, and the name of the Corporation’s registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).
Section 2.
Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may from time to time require.
Article II.

MEETINGS OF STOCKHOLDERS
Section 1.
Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors. The Board of Directors may designate such place of meeting, either within or outside the State of Delaware, or the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.
Section 2.
Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as may be properly brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of the stockholders.
Section 3.
Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 4.
Notice.
(a)
Timing; Contents. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation), to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law.
(b)
Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission (if permitted under the circumstances by the General Corporation Law of the State of Delaware). If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 2.4(d) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed given: (i) by electronic mail, when directed to an electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited under the General Corporation Law of the State of Delaware; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice by United States mail or facsimile transmission; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)
Waiver of Notice. Whenever notice is required to be given under any provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(d)
Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission under the circumstances permitted by the General Corporation Law of the State of Delaware. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 5.
List of Stockholders. The Corporation shall prepare at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.
Section 6.
Quorum. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication, if any, or represented by proxy at the meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If a quorum is not present, the holders of a majority of the shares present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. Where a separate vote by a class or classes or series is required by law or by the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of capital stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7.
Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place by the chair of the meeting or by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 8.
Vote Required. When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before the meeting, unless by express provisions of an applicable law or regulation applicable to the Corporation or its securities or of the rules or regulations of any stock exchange applicable to the Corporation or of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote in the election of such directors; provided, however, in any contested election of directors (as defined below), the directors shall be elected by a plurality of the votes of the shares present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Article II, Section 8, (a) a “contested election of directors” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Article II of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders; and (b) a “majority of the votes cast” means that the number of votes cast “for” the election of a director must exceed the number of votes cast “against” the election of that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Section 9.
Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or the Certificate of Incorporation (including any certificate of designation in respect of any series of preferred stock), each holder of record of capital stock shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder on the record date for voting for such meeting.
Section 10.
Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy executed or transmitted in a manner permitted by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. At each meeting of stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
Section 11.
Business Brought Before a Meeting of the Stockholders.
(a)
Annual Meetings.
(1)
At an annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be a proper matter for stockholder action under Delaware law and must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) brought before the meeting by or at the direction of the Board of Directors, (C) properly brought before the meeting by a stockholder who (i) is a stockholder of record of the Corporation both at the time the notice provided for in paragraph (a) of this Section 11 of ARTICLE II is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in paragraph (a) of this Section 11 of ARTICLE II or (D) properly brought by an Eligible Stockholder (as defined below) with respect to the nomination of a director for election pursuant to and in compliance with Section 12 of ARTICLE II. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to the foregoing clause (C), the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall any adjournment, deferral or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(2)
A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation shall set forth:
(A)
as to the stockholder giving notice and any Stockholder Associated Person:
(i)
the name and address of such stockholder, as they appear on the Corporation’s books, and of any Stockholder Associated Person,
(ii)
the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) or owned of record by such stockholder or any Stockholder Associated Person and the date or dates on which such shares were acquired,
(iii)
the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities,
(iv)
(A) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Security”) and (B) all other information relating to such Derivative Securities that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such stockholder or any Stockholder Associated Person in support of the business proposed by such stockholder, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of such Derivative Securities were treated the same as trading in the securities of the Corporation under the Proxy Rules,
(v)
any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such stockholder or, to the knowledge of such stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting notice), any Stockholder Associated Person in the Corporation or any Affiliate thereof or in the proposed nominations to be brought before the meeting by such stockholder, other than an interest arising from the ownership of Corporation securities where such stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,
(vi)
any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,
(vii)
any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member of such limited liability company or similar entity,
(viii)
a description of all agreements, arrangements, and understandings (including the name(s) of any parties) (A) between or among such stockholder and any Stockholder Associated Person, or (B) between or among such stockholder or, to the knowledge of such stockholder (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person, on the one hand, and any other person(s), on the other hand, in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);
(ix)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”), or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder or Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D,
(x)
a statement as to whether such stockholder or any Stockholder Associated Person intends to (A) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such stockholder’s nominees, (B) solicit proxies in support of the election of any such Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (C) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to such nominations and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation,
(xi)
a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear or cause a qualified representative (as defined below) of such stockholder to appear in person, by proxy or by remote communication (if applicable) at the meeting to propose such nomination, and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such nominees at such meeting, the Corporation need not present such nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,
(xii)
any securities or any Derivative Securities, in each case with a market value of more than $1,000,000, in any Competing Business (as defined in any exhibit filed or incorporated by reference in the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a stockholder’s notice under this Section 11) (each, a “Principal Competitor”) held by such stockholder or any Stockholder Associated Person,
(xiii)
any direct or indirect interest (other than solely as a result of security ownership) of such stockholder or Stockholder Associated Person in any contract or arrangement with the Corporation, any Affiliate of the Corporation or any Principal Competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement),
(xiv)
the names and addresses of other stockholders or other beneficial owners known by such stockholder to provide financial support for the nomination(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s),
(xv)
a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is a stockholder of the Corporation,
(xvi)
a representation that (A) neither such stockholder nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (B) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11 of ARTICLE II,
(xvii)
any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with solicitations of proxies by such stockholder or any Stockholder Associated Person for the election of directors in a contested election pursuant to the Proxy Rules, and
(xviii)
such additional information that the Corporation may reasonably request regarding the solicitation of proxies from the Corporation’s stockholders by such stockholder and any Stockholder Association;

provided, however, that the disclosures described in the foregoing subclauses (i) through (xviii) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who would be required to provide disclosures pursuant to this Section 11 of ARTICLE II solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”); and

(B)
as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):
(i)
the name, age, business address and residential address of such Proposed Nominee,
(ii)
the principal occupation and employment of such Proposed Nominee,
(iii)
all information relating to such Proposed Nominee and such Proposed Nominee’s Associates that would be required to be disclosed in a proxy statement in connection with solicitations of proxies by such stockholder or any Stockholder Associated Person for the election of directors in a contested election pursuant to the Proxy Rules,
(iv)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and such stockholder, the beneficial owner(s), if any, on whose behalf the nomination is made or any Stockholder Associated Persons (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates has with such stockholder, the beneficial owner(s), if any, on whose behalf the nomination is made, or any Stockholder Associated Person (other than such Proposed Nominee), including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if such stockholder or beneficial owner(s), or any Stockholder Associated Person (other than the Proposed Nominee), were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant,
(v)
a completed and signed questionnaire regarding the background and qualifications of such Proposed Nominee to serve as a director in the form required by the Corporation, a copy of which shall be provided by the Secretary upon written request of any stockholder of record within ten (10) days after receiving such request,

(vi)
a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form the Secretary of the Corporation shall provide upon written request of any stockholder of record within ten (10) days after receiving such request) providing that such person: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person), and all applicable fiduciary duties under state law; (D) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect; (E) consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected, (F) intends to serve as a director for the full term for which such person is to stand for election, and (G) consents to the public disclosure of information regarding or relating to such person provided to the Corporation by such person or otherwise pursuant to these Bylaws, and
(vii)
such additional information that the Corporation may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such person as a director.

(3)
A stockholder’s notice regarding business proposed to be brought before a meeting of stockholders other than the nomination of persons for election to the Board of Directors shall set forth:
(A)
as to the proposed business:
(i)
a brief description of the business desired to be brought before such meeting, including the text of any resolution proposed for consideration by the stockholders (including the specific wording of any proposed amendment to the Bylaws or the Certificate of Incorporation),
(ii)
a brief description of the reasons for conducting such business at the meeting,
(iii)
any other information relating to such business that would be required to be disclosed in a proxy statement in connection with solicitations of proxies by the stockholder proposing such business or any Stockholder Associated Person in support of such business pursuant to the Proxy Rules; and
(iv)
such additional information that the Corporation may reasonably request regarding the business that such stockholder proposes to bring before the meeting, and
(B)
as to the stockholder giving notice and any Stockholder Associated Person, the information called for by clauses (A)(i) through (A)(xviii) of the immediately preceding paragraph (2), except that any references to nominations in such clauses shall be deemed to be references to the proposed business.
(b)
Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Only such business shall be conducted at a special meeting of stockholders as is a proper matter for stockholder action under Delaware law and as shall have been brought before the meeting pursuant to the Corporation’s notice of the special meeting given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time the notice provided for in paragraph (b) of this Section 11 of ARTICLE II is delivered to the Corporation’s Secretary and the record date for the determination of stockholders entitled to vote at the special meeting, (ii) is entitled to vote at the meeting and upon such election and (iii) complies with the notice procedures set forth in this paragraph (c) of this Section 11 of ARTICLE II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder nominating a person to be elected to the Board of Directors pursuant to the foregoing clause (2) must have given timely notice thereof in writing and in proper form. To be timely, such notice must be delivered to or mailed and received by the Corporation’s Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such notice shall include all information required pursuant to paragraph (a) of this Section 11 of ARTICLE II, and such stockholder and any Proposed Nominee shall comply with paragraph (b) of this Section 11 of ARTICLE II, as if such notice were being submitted in connection with an annual meeting of shareholders.
(c)
General.
(1)
Only such persons who are nominated in accordance with the procedures set forth in this Section 11 of ARTICLE II or Section 12 of ARTICLE II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 of ARTICLE II. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, if the stockholder (or a qualified representative of the stockholder) submitting notice hereunder does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(2)
Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of ARTICLE II.
(3)
Nothing in this section shall be deemed to (a) affect any rights of (1) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) stockholders to request inclusion of nominees, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement pursuant to the Exchange Act and the rules and regulations thereunder or (c) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(4)
The Board of the Directors or the chair of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 11 of ARTICLE II; if the Board of Directors or the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting and any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(5)
A stockholder submitting notice pursuant to this Section 11 of ARTICLE II shall update such notice, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed in a material respect since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 11(c)(5) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 11 of ARTICLE II and shall not extend the time period for the delivery of notice pursuant to this Section 11 of ARTICLE II. If such stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11.
(6)
If any information submitted pursuant to this Section 11 of ARTICLE II by any such stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 11 of ARTICLE II. Any such stockholder shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 11 (including if any such stockholder, beneficial owner or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to this Section 11 of

ARTICLE II) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the material inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (a) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 11 of ARTICLE II and (b) a written affirmation of any information submitted by such stockholder pursuant to this Section 11 of ARTICLE II as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11 of ARTICLE II.
(7)
Notwithstanding anything herein to the contrary, if (A) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such stockholder or Stockholder Associated Person subsequently either (x) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the Corporation shall disregard any proxies solicited for the election of such nominee. Upon request by the Corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(8)
The number of Proposed Nominees whom a stockholder may include in a notice under this Section 11 of ARTICLE II may not exceed the number of directors to be elected at such meeting (based on public disclosure by the Corporation prior to the date of such notice), and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 11 of ARTICLE II.

(9)
Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 11 of ARTICLE II must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.
(10)
For purposes of these Bylaws, (A) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Proxy Rules” shall mean Section 14 of the Exchange Act and the rules promulgated thereunder; (E) “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service in the United States or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; (F) a “qualified representative” of a person shall mean a person who is a duly authorized officer, manager or partner of such person or has been authorized by a writing executed by such person or an electronic transmission delivered by such person to act for such person as proxy at the meeting of stockholders, which such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be produced by the qualified representative at the meeting of stockholders; and (G) a “Stockholder Associated Person” of any stockholder or beneficial owner on whose behalf such stockholder is providing notice pursuant to this Section 11 of ARTICLE II shall mean (i) any Affiliate or Associate of such stockholder (other than any such stockholder that is an Exempt Party) or beneficial owner, (ii) any beneficial owner of any stock or other securities of the Corporation owned of record by such stockholder or beneficial owner (other than any such stockholder that is an Exempt Party), (iii) any person or entity who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act) with such stockholder or such beneficial owner with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (iv) Affiliate any participant (as defined in paragraphs (a)(ii)‑(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or such beneficial owner with respect to any proposed business or nominations, as applicable, under these Bylaws, and (v) any Proposed Nominee.
Section 12.
Proxy Access for Director Nominations.
(a)
Proxy Access Eligibility. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 12 of ARTICLE II, the Corporation shall include in its proxy statement, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 12 of ARTICLE II (such stockholder or group, including each member thereof to the extent the context requires, the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 12 of ARTICLE II (the “Notice of Proxy Access

Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 12 of ARTICLE II. For purposes of this Section 12 of ARTICLE II, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act and the rules and regulations thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination. Nothing in this Section 12 of ARTICLE II shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 12 of ARTICLE II.
(b)
Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of the stockholders shall not exceed the greater of two (2) directors or twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 12 of ARTICLE II (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) of such number of directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The maximum number of Stockholder Nominees provided for in this Section 12 of ARTICLE II for any annual meeting of the stockholders shall be reduced by (i) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of the stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors at such annual meeting and (ii) the number of individuals (if any) who will be included in the Corporation’s proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the Corporation by such stockholder or group of stockholders). For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 12 of ARTICLE II has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (A) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 of ARTICLE II whose nomination is subsequently withdrawn and (B) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 of ARTICLE II whom the Board of Directors decides to nominate for election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 of ARTICLE II shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 of ARTICLE II exceeds the maximum number of Stockholder Nominees provided for in this Section 12 of ARTICLE II, the highest ranking Stockholder Nominee who meets the requirements of this Section 12 of ARTICLE II from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 12 of ARTICLE II from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 12 of ARTICLE II from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(c)
Required Shares and Minimum Holding Period. In order to make a nomination pursuant to this Section 12 of ARTICLE II, an Eligible Stockholder must have continuously owned (as hereinafter defined) for at least three (3) years as of the date the Notice of Proxy Access Nomination is delivered to the Secretary in accordance with this Section 12 of ARTICLE II (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least three percent (3%) of the voting power of the shares of stock of the Corporation entitled to vote in the election of directors (the “Required Shares”) and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 12 of ARTICLE II, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with the immediately preceding clauses (1) and (2) shall not include any shares: (x) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or Affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice or (B) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms

“owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.
(d)
Requirements for a Group.
(1)
Whenever the Eligible Stockholder consists of a group of stockholders: (A) a group of funds under common management and control shall be treated as one stockholder, (B) each provision in this Section 12 of ARTICLE II that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund that is a member of a group of funds treated as one stockholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition), (C) a breach of any obligation, agreement or representation under this Section 12 of ARTICLE II by any member of such group shall be deemed a breach by the Eligible Stockholder and (D) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 12 of ARTICLE II (including withdrawal of the nomination).
(2)
Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition: (A) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period and (B) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.
(3)
Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five (5) business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded.
(e)
Deadline for Notice of Proxy Access Nomination. Nominations by stockholders pursuant to this Section 12 of ARTICLE II must be made pursuant to timely notice to the Secretary of the Corporation in accordance with this Section 12 of ARTICLE II. To be timely, a Notice of Proxy Access Nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the Close of Business on the one hundred twentieth (120th) day nor earlier than the one hundred fiftieth (150th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the Corporation’s definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting (provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a Notice of Proxy Access Nomination must be so delivered not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than the Close of Business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall any adjournment, deferral or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(f)
Requirements for Notice of Proxy Access Nomination. To be in proper form for purposes of this Section 12 of ARTICLE II, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(1)
the information and representations that would be required to be set forth in a stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation pursuant to Section 11 of ARTICLE II,
(2)
such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected, including a written statement of such person’s intention to serve as a director for the full term for which such person is to stand for election,
(3)
in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five (5) business days after the record date,
(4)
a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,
(5)
a representation in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder: (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 12 of ARTICLE II, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, (G) will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act and (H) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading, and
(6)
an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its Affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 12 of ARTICLE II, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12 of ARTICLE II.
(g)
Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 12 of ARTICLE II, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading) or would violate any applicable law or regulation.
(h)
Eligible Stockholder and Stockholder Nominee Duty to Update.
(1)
If any information submitted pursuant to this Section 12 of ARTICLE II shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 12 of ARTICLE II. The Eligible Stockholder shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 12 within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), such Eligible Stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 12 of ARTICLE II and (B) a written affirmation of any information submitted by such Eligible Stockholder pursuant to this Section 12 of ARTICLE II as of an earlier date. If such Eligible Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 12 of ARTICLE II.
(2)
The Eligible Stockholder shall update the Notice of Proxy Access Nomination, if necessary, such that the information provided or required to be provided in such Notice of Proxy Access Nomination shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (ii) be made only to the extent that information has changed since such Eligible Stockholder’s prior submission and (iii) clearly identify the information that has changed since the Eligible Stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 12(H)(2) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 12 of ARTICLE II and shall not extend the time period for the delivery of notice pursuant to this Section 12 of ARTICLE II. If such

Eligible Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 12.
(i)
Other Reasons to Exclude Stockholder Nominee.
(1)
Notwithstanding anything to the contrary contained in this Section 12 of ARTICLE II the Corporation shall not be required to include, pursuant to this Section 12 of ARTICLE II, a Stockholder Nominee in its proxy materials: (A) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 11 of ARTICLE II of these Bylaws, (B) if such Stockholder Nominee would not be an independent director under the listing standards of each principal U.S. exchange on which the common stock of the Corporation of listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors or any committee thereof, (C) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchange(s) upon which the common stock of the Corporation is listed or traded or any applicable state or federal law, rule or regulation, (D) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (F) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (G) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 12 of ARTICLE II that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (H) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 12 of ARTICLE II.
(2)
Notwithstanding anything to the contrary contained in this Section 12 of ARTICLE II, if either: (A) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 12 of ARTICLE II, or (B) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 12 of ARTICLE II or dies, becomes disabled in a manner rendering such Stockholder Nominee unable to perform the duties that would be required for a director of the Corporation or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case under this clause (2) as determined by the Board of Directors, any committee thereof or the chair of the annual meeting, then: (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (ii) the Corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (iii) the Board of Directors or the chair of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 12 of ARTICLE II, except to the extent required by Rule 14a-19 promulgated under the Exchange Act such nomination shall be disregarded as provided in the immediately preceding clause (iii).
(j)
Resubmission of Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (B) does not receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 12 of ARTICLE II for the next two (2) annual meetings of the Corporation’s stockholders.
(k)
Exclusivity. This Section 12 of ARTICLE II provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials, except to the extent required by Rule 14a-19 promulgated under the Exchange Act.
Section 13.
Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 13 of ARTICLE II at the adjourned meeting.
Section 14.
Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 15.
Conduct of Meetings.
(a)
Generally. Meetings of stockholders shall be presided over by a chair designated by the Board of Directors, or in his or her absence, by the Chair of the Board, if any, or in the absence of the Chair of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President, by the Chief Financial Officer, or in the absence of all of the foregoing, by the most senior officer of the Corporation present at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)
Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (vii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (x)

procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (xi) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the chair of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the Board of Directors or the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting, or his or her designee, shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power to adjourn the meeting to another place, if any, date and time or to recess the meeting.
(c)
Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
Article III.

DIRECTORS
Section 1.
General Powers. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.
Section 2.
Annual Meetings. Except as otherwise from time to time determined by resolution of the Board of Directors, an annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place (if any) as, the annual meeting of stockholders.
Section 3.
Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chair of the board, the Chief Executive Officer or the President (in either case, if such person is a director) or upon the written request of at least a majority of the directors then in office.
Section 4.
Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 4. Any such notice shall state the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting, if the notice is given by telephone, by delivery in person, or sent by telex, telecopy, electronic mail or similar means, or in the case of a special meeting, on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, or (b) 5 days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 5.
Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect from among its ranks, by the affirmative vote of a majority of the total number of directors then in office, a Chair of the Board, who shall preside at all meetings of the Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Lead Independent Director (if any) shall preside at such meeting, and, if the Lead Independent Director is not present at such meeting, the Chief Executive Officer shall preside at such meeting (if the Chief Executive Officer is a director and is not also Chair of the Board), and, if the Chief Executive Officer is not present at such meeting or is not a director, the President shall preside at such meeting (if the President is a director and is not also the Chair of the Board or the Chief Executive Officer), and, if the President is not present at such meeting or is not a director, a majority of the directors present at such meeting then in office shall elect one of their members to so preside. A majority of the total number of directors shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.
Committees. The Board of Directors (i) may designate one or more committees consisting of one or more of the directors of the Corporation and (ii) shall, during such period of time as any securities of the Corporation are listed on a national securities exchange, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
Section 7.
Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 8.
Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
Section 9.
Waiver of Notice . Any director may waive notice of any meeting of the Board of Directors, or any committee thereof, by a written waiver signed by the director entitled to the notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein. Attendance of a director at a meeting of the Board of Directors, or of any committee thereof, shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 10.
Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 11.
Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Section 12.
Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such director’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 13.
Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event or events.
Article IV.

OFFICERS
Section 1.
Number, Titles. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor the President shall also hold the office of Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer and Secretary shall be filled as expeditiously as possible.
Section 2.
Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, removal, disqualification, or retirement as hereinafter provided.
Section 3.
Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its sole discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.
Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification, retirement or otherwise may be filled by the Board of Directors.
Section 5.
Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any stock exchange upon which the Corporation’s securities are then listed for trading.
Section 6.
Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.
Section 7.
The President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.
Section 8.
Vice Presidents. Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 9.
The Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 10.
The Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.
Section 11.
Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 12.
Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
Section 13.
Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.
Section 14.
Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.
Article V.

STOCK
Section 1.
Uncertificated Shares; Certificated Shares. The shares of stock of the Corporation shall be uncertificated, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (i) the Chair of the Board, or the President or Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.
Section 2.
Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof. Certificated shares, if any, shall be transferred only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the Corporation.
Section 3.
Transfer Agent. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
Section 4.
Lost, Stolen or Destroyed Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or of uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.
Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock of the

Corporation to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Article VI.

GENERAL PROVISIONS
Section 1.
Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors in accordance with applicable law. Dividends may be paid in cash, in property, in shares of the capital stock or in any combination thereof, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.
Section 2.
Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 3.
Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.
Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form as the Board of Directors shall from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this section.
Section 5.
Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted (or consents in writing may be provided in respect thereof) by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President, unless the Board of Directors specifically confers authority to vote (or express consent in writing) with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote or express consent with respect to such securities shall have the power to appoint proxies, with general power of substitution.
Section 6.
Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware.
Section 7.
Time Periods. Unless otherwise provided by applicable law, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.
Section 8.
Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 9.
Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
Article VII.

GENERAL PROVISIONS
Section 1.
Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation (or has ceased to serve, at the request of the Corporation, as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE VII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.
Section 2.
Procedure for Indemnification. If a claim for indemnification under this Article VII (which may only be made following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the indemnitee, or if a claim for any advancement of expenses under this Article VII is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced (provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this Article VII), the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any action by a director or officer for indemnification or the advancement of expenses (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 2 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents of the Corporation for whom indemnification and advancement of expenses is provided pursuant to Section 1 of this ARTICLE VII shall be the same procedure set forth in this Section 2 for directors or officers of the Corporation, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employees or agents of the Corporation.

Section 3.
Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.
Section 4.
Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation (a “subsidiary” for this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 5.
Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification, advancement of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
Section 6.
Other Rights; Continuation of Rights to Indemnification. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this ARTICLE VII shall be deemed to be a contract between the Corporation and each indemnitee who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.
Section 7.
Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
Section 8.
Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
Article VIII.

EMERGENCY BYLAWS
Section 1.
Emergency Bylaws. This Article VIII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the General Corporation Law of the State of Delaware or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article VIII, the preceding sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VIII shall cease to be operative unless and until another Emergency shall occur.
Section 2.
Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 3.
Quorum. At any meeting of the Board of Directors called in accordance with Section 2 of this Article VIII, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 2 of this Article VIII, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.
Section 4.
Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article VIII shall be liable except for willful misconduct.
Section 5.
Amendments. At any meeting called in accordance with Section 2 of this Article VIII, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VIII as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.
Section 6.
Repeal or Change. The provisions of this Article VIII shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 4 of this Article VIII with regard to action taken prior to the time of such repeal or change.
Section 7.
Definitions. For purposes of this Article VIII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.
Article IX.

AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Article Nine, Section 2 of the Certificate of Incorporation.